UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

KALARIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39409	83-1971007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kalaris Therapeutics, Inc.

400 Connell Drive, Suite 5500
Berkeley Heights, New Jersey 07922
(Address of principal executive offices, including zip code)

(650) 249-2727

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KLRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 17, 2025, Kalaris Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement an aggregate of 4,200,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a price of $10.00 per Share and, to certain Investors in lieu of Shares, pre-funded warrants to purchase 800,000 shares of the Company’s common stock (the “Pre-Funded Warrants”) at a price of $9.9999 per Pre-Funded Warrant (the “Private Placement”).

The Private Placement is expected to close on or about December 19, 2025, subject to the satisfaction of customary closing conditions. The Company expects to receive aggregate gross proceeds from the Private Placement of approximately $50.0 million, before deducting placement agent fees and offering expenses.

Morgan Stanley & Co. LLC and Leerink Partners LLC are acting as lead placement agents in the Private Placement. William Blair & Company, L.L.C. is also acting as a placement agent in the Private Placement.

The Company has granted the Investors indemnification rights with respect to its representations, warranties, covenants and agreements under the Securities Purchase Agreement.

Pre-Funded Warrants

Each Pre-Funded Warrant to be issued in the Private Placement will have an exercise price of $0.0001 per share, will be exercisable immediately and will be exercisable until the Pre-Funded Warrant is exercised in full.

Under the terms of the Pre-Funded Warrants, the Company may not effect the exercise of any portion of such Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any such Pre-Funded Warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) would exceed 4.99% or 9.99%, at the option of the holder, of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Pre-Funded Warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company, subject to the terms of such Pre-Funded Warrant, provided that such percentage may in no event exceed 19.99%.

Registration Rights Agreement

Pursuant to the Securities Purchase Agreement, the Company has agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Investors in connection with the closing of the Private Placement and under which the Company will agree to register for resale the Shares and the shares of the Company’s common stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares” and, together with the Shares, the “Registrable Securities”). Under the Registration Rights Agreement, the Company will agree to file a registration statement covering the resale by the Investors of their Registrable Securities as promptly as reasonably practicable following April 1, 2026 and in any event no later than five days following such date (the “Filing Deadline”). The Company will also agree to use reasonable best efforts to cause such registration statement to be declared effective at the earliest possible date and to keep such registration statement effective until the earlier of (i) the date on which the Investors shall have resold all the Registrable Securities covered thereby; and (ii) the date on which the Registrable Securities may be resold by the Investors without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 under the Securities Act (“Rule 144”), without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect. Under the Registration Rights Agreement, the Company will be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities and may be required to pay specified liquidated damages to the Investors in the event the Company does not meet certain specified deadlines for filing, bringing effective and keeping effective a resale registration statement covering the Registrable Securities.

The Company will grant the Investors customary indemnification rights in connection with the registration statement. The Investors will grant the Company customary indemnification rights in connection with the registration statement.

The foregoing descriptions of the Securities Purchase Agreement, the Pre-Funded Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, the form of Pre-Funded Warrant and the form of Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 4.1 and 10.2 hereto, respectively, and incorporated by reference herein.

The representations, warranties and covenants contained in the Securities Purchase Agreement and the form of Registration Rights Agreement are made solely for the benefit of the parties thereto and the placement agents expressly named as third-party beneficiaries thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Securities Purchase Agreement, the offering and sale of the Shares and the Pre-Funded Warrants is being conducted pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act. The Shares and Pre-Funded Warrants have not been registered under the Securities Act or any state securities laws, and the Shares and Pre-Funded Warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements of the Securities Act. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Investors represented that they are institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act, and that they are acquiring the Shares or Pre-Funded Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares and Pre-Funded Warrants in violation of the United States federal securities laws.

Item 8.01	Other Events.

Press Release

On December 17, 2025, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cash Runway

Based on the Company’s current operating plans, the Company’s management expects that its cash, cash equivalents and short-term investments, together with the anticipated net proceeds from the Private Placement, will be sufficient to fund the Company’s operating expenses and capital expenditure requirements into the third quarter of 2027.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risk and uncertainties. All statements, other than statements of historical fact, contained in this Current Report Form 8-K, including statements regarding the anticipated closing of the Private Placement; the anticipated proceeds from the Private Placement; the filing of a registration statement to register the resale of the Registrable Securities to be issued and sold in the Private Placement; the sufficiency of the Company’s cash resources for the period anticipated; future expectations, plans and prospects for the Company, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on current expectations and beliefs of the management of the Company as well as assumptions made by, and information currently available to, the management of the Company and are subject to risks and uncertainties. There can be no assurance that future developments affecting the Company will be those that it has anticipated. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: risks associated with the clinical development and regulatory approval of TH103, including potential delays in the completion of clinical trials; expectations regarding the therapeutic benefits, clinical potential and clinical development of TH103; the timing of and the Company’s ability to enroll patients in clinical trials; whether results from preclinical studies and initial data from early clinical trials will be predictive of the final results of the clinical trials or future trials; risks related to the inability of the Company to obtain sufficient additional capital to continue to advance its product candidate; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; risks related to the failure to realize any value from any product candidates being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; the ability to obtain, maintain, and protect intellectual property rights related to product candidates; changes in regulatory requirements and government incentives; the Company’s competitive position and expectations regarding developments and projections relating to its competitors and any competing therapies that are or become available; the risk of involvement in current and future litigation; and such other factors as are set forth in the Company’s public filings with the SEC, including, but not limited to, those described under the heading “Risk Factors”. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. The forward-looking statements contained in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, and the Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Pre-Funded Warrant

10.1	Securities Purchase Agreement, dated December 17, 2025, by and among the Company and the Investor party thereto

10.2	Form of Registration Rights Agreement

99.1	Press Release, dated December 17, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALARIS THERAPEUTICS, INC.

Date: December 18, 2025	By:	/s/ Andrew Oxtoby
	Name:	Andrew Oxtoby
	Title:	Chief Executive Officer